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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Ticketmaster for the registration of 817,790 shares of its Class B Common Stock and to the incorporation by reference therein of our report dated                        , with respect to the consolidated financial statements and schedule of Ticketmaster included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Woodland Hills, California May 3, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS